UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 5, 2018 (Date of earliest event reported)
REVA MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 5, 2018, the Board of Directors (the “Board”) of REVA Medical, Inc. (the “Company”) expanded the size of its Board from seven to eight positions. Additionally, the Board appointed Stephen N. Oesterle, M.D. to serve on the Board as a Class I director until the Company’s 2020 annual meeting of stockholders or until a successor is elected and qualified. There are no arrangements or understandings between Dr. Oesterle and any other persons pursuant to which he was appointed to serve on the Board.

In connection with the appointment of Dr. Oesterle to the Board, he will enter into the Company’s standard form of indemnification agreement providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, Dr. Oesterle shall receive compensation in accordance with the terms of the Company’s Directors Compensation policy for non-employee directors, the terms of which are disclosed in the Company’s definitive proxy statement on Schedule 14A as filed with the SEC on May 15, 2017.

The Company issued a press release on February 5, 2018 announcing Dr. Oesterle’s appointment, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Press release dated February 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: February 5, 2018	/s/ Brandi L. Roberts
Brandi L. Roberts
Chief Financial Officer and Corporate Secretary